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                                                                   EXHIBIT 10.12


                          SECURITIES PURCHASE AGREEMENT


      This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into this 25th day of September, 1996, by and among Steven Myers & Associates, Inc. (the "Company"), the shareholders of the Company whose names appear on the signature pages hereto (each, individually, a "Shareholder," and collectively, the "Shareholders"), J. Christopher Lewis, Trustee of the RB Trust Dated June 28, 1993 (the "Trustee"), J. Christopher Lewis and Patrick C. Haden. Messrs. Lewis, Haden and the Trustee are referred to individually herein as "Investor" and collectively as "Investors."

                                   BACKGROUND

      A. Each of the Shareholders is the registered and beneficial holder of shares of the Company's Series A Common Stock ("Series A Common Stock") and/or the Company's Series B Common Stock ("Series B Common Stock").

      B. The Shareholders desire to sell to Investors, and Investors desire to purchase from the Shareholders, an aggregate of 26,793 shares of Series A Common Stock and 107,175 shares of Series B Common Stock, which shares represent approximately 11.43% of the outstanding shares of Series A Common Stock and Series B Common Stock treated as a single class, with each Shareholder selling to each Investor the number of shares shown on Schedule 1 attached hereto, on the terms and conditions set forth herein.

                                    AGREEMENT

      In consideration of the foregoing and of the mutual covenants set forth below, the parties hereby agree as follows:

1.    PURCHASE OF THE SECURITIES.

      1.1 Purchase of Common Stock. Subject to the terms and conditions of this Agreement, Investors shall purchase from the Shareholders at the Closing (as such term is defined below), and the Shareholders shall sell to Investors at the Closing, an aggregate of 26,793 shares of Series A Common Stock and 107,175 shares of Series B Common Stock for an aggregate purchase price of $5,000,000 (the "Purchase Price"). The shares of Series A Common Stock and Series B Common Stock to be sold pursuant hereto are sometimes referred to herein as the "Shares." The number and type of Shares to be sold by each Shareholder and to be purchased by each Investor, and the purchase price to be paid to each Shareholder by each Investor therefor, are shown on Schedule 1 attached hereto.

      1.2 Closing. The purchase and sale of the Shares (the "Closing") shall take place at the offices of Riordan & McKinzie, 695 Town Center Drive, Suite 1500, Costa Mesa, California, as soon as practicable following the satisfaction of the conditions set forth in Sections 5 and 6 hereof, or at such other time and place as the Company, the Shareholders and Investors


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may mutually agree. Prior to the Closing, each Shareholder shall deliver to the
Company one or more certificates evidencing the Common Stock held by such Shareholder with requisite stock powers attached permitting the transfer of the shares by the Company in accordance with Schedule 1. Upon receipt thereof, the Company shall cancel such certificates and reissue new certificates (i) to each Investor, registered in such Investor's name evidencing the Shares purchased by such Investor as shown on Schedule 1, and (ii) to each of the Shareholders, evidencing the remaining shares of Common Stock to be held by such Shareholder following the sale of the Shares to Investors. The Company shall hold all of the certificates representing the Shares in trust until payment of the Purchase Price by Investors. At the Closing, the Trustee (acting on behalf of Investors) shall effect payment of the Purchase Price by wire transfer to an account designated by the Company against delivery by the Company of the certificates representing the Shares.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS. Except as set forth herein or on the Disclosure Schedule attached hereto (the "Disclosure Schedule"), the Company and the Shareholders hereby jointly and severally represent and warrant to Investors as follows:

      2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted. The Company is qualified to transact business in all other states where required by reason of its current operations, except to the extent that the failure to so qualify would not have a Material Adverse Effect (as defined below). The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

      2.2 Capitalization. The authorized capital of the Company consists of 10,000,000 shares of Common Stock, of which 1,000,000 shares are designated as Series A Common Stock and 2,000,000 shares are designated as Series B Common Stock. An aggregate of 234,444 shares of Series A Common Stock and 937,776 shares of Series B Common Stock are issued and outstanding, respectively, all of which are owned of record and beneficially by the Shareholders. All of the issued and outstanding shares of Common Stock are duly and validly issued, fully-paid and nonassessable. The Disclosure Schedule sets forth a complete list of all outstanding options, warrants, rights (including conversion or preemptive rights), agreements for the voting or purchase or acquisition from the Company of any shares of its capital stock, or restrictions on the sale of shares of capital stock of the Company, including without limitation all buy/sell agreements and shareholders agreements of any kind. True and complete copies of all such options, warrants, rights and agreements have been delivered to Investors.

      2.3 Authorization. The Company has full power and authority to enter into this Agreement and the Investors' Rights Agreement to be entered into as provided in Section 5.8 hereof (the "Investors' Rights Agreement"). All action on the part of the Company and its officers, directors and shareholders which is necessary for the authorization, execution, delivery


                                       2.

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and performance of this Agreement and the Investors' Rights Agreement has been taken or will be taken prior to the Closing. This Agreement constitutes, and the Investors' Rights Agreement will constitute when executed, valid and legally binding obligations of the Company and the Shareholders, enforceable against them in accordance with their respective terms.

      2.4 Title to the Shares. Each of the Shareholders represents, as to such Shareholder only, that such Shareholder has good and marketable title to the Shares being sold by such Shareholder, free of any mortgage, pledge, lien, encumbrance or charge. Upon the consummation of the transactions contemplated hereby, Investors will acquire good and marketable title to the Shares, free of any mortgage, pledge, lien encumbrance or charge.

      2.5 Financial Statements. The Company has furnished to Investors copies of the Company's (i) unaudited balance sheets as of December 31, 1994 and 1995 and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1995, and (ii) an unaudited balance sheet as of July 31, 1996 (the "Balance Sheet Date") and the related statements of operations, stockholders' equity, and cash flows for the seven months then ended (collectively, the "Financial Statements"). The Financial Statements (a) were prepared in accordance with the Company's books and records, (b) present fairly the Company's financial position as of the dates indicated and its results of operations for the periods indicated, and (c) have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated.

      2.6 Projections. The Company has provided Investors with projected statements of operations for fiscal year 1996 through fiscal year 2000. Such projections have been prepared in good faith and the Company and the Shareholders believe that the assumptions upon which such projections are based are fair and reasonable, although no assurance can be or is being given that the projected results of operations will be achieved as provided therein.

      2.7 Material Liabilities. The Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate), except (a) liabilities and obligations set forth in the Financial Statements and (b) liabilities and obligations which have been incurred subsequent to the Balance Sheet Date in the ordinary course of business which either individually or in the aggregate, have not had, and would not have, a material adverse effect on the Company's financial condition, assets, liabilities, earnings, business or prospects of the Company (a "Material Adverse Effect").

      2.8 Title to Properties and Assets. The Company has good and marketable title to its properties and assets, and has good title to and enjoys peaceful and undisturbed possession of all its leasehold interests, in each case not subject to any mortgage, pledge, lien, encumbrance or charge, other than liens and encumbrances arising in the ordinary course of business which would not have a Material Adverse Effect.

      2.9 Compliance with Other Instruments. The Company is not in violation of any term of its Articles of Incorporation or Bylaws. The Company is not in violation of any term or


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provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, order, writ, injunction, judgment or decree to which the Company is a party or by which it is bound, the result of which would have a Material Adverse Effect. The Company is not in violation of any order, statute, rule or regulation applicable to the Company, the result of which would have a Material Adverse Effect. The execution, delivery and performance of and compliance with the terms of this Agreement and the Investors' Rights Agreement will not result in a violation of the Company's Articles of Incorporation or Bylaws. The execution, delivery and performance of and compliance with the terms of this Agreement and the Investors' Rights Agreement will not result in a violation of, or conflict with, or constitute a default under any mortgage, indebtedness, indenture, contract, agreement, instrument, order, writ, injunction, judgment or decree to which the Company is a party or by which it is bound nor result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company, the result of which would have a Material Adverse Effect.

      2.10 Litigation. There are no actions, suits, proceedings or investigations pending before any court or governmental agency against (i) the Company or any of its properties or assets, (ii) any Shareholder relating to his or her status as a shareholder of the Company, or (iii) any employee of the Company relating to his or her status as an employee of the Company, nor have any such actions, suits, or proceedings or investigations been threatened. The foregoing includes, without limitation, actions pending or, to the Company's or any Shareholder's knowledge, threatened, which involve the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. There is no action, suit, proceeding or investigation by the Company against any third party currently pending or which the Company intends to initiate.

      2.11 Protection of Proprietary Information. The Company has provided Investors with a copy of the form of agreement used by the Company to protect its proprietary information and trade secrets and otherwise to protect the Company, including without limitation, any nonsolicitation agreements. All current and former employees of the Company have executed an agreement substantially in the form provided to Investors.

      2.12 Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority is required in connection with the execution, delivery and performance of this Agreement or the Investors' Rights Agreement.

      2.13 Patents and Trademarks. The Company has sufficient title and ownership of all trademarks, service marks, trade names, copyrights, trade secrets, proprietary information, proprietary rights and processes (collectively "Proprietary Rights") necessary for its business as now conducted without any conflict with or infringement of the Proprietary Rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the Proprietary Rights of the Company, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Rights of any other person or entity. The Company is not aware of any violation or infringement on the Proprietary Rights of the


                                       4.
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Company, and the Company has not received any communications alleging that the
Company has violated or, by conducting its business as now conducted or proposed to be conducted, would violate any of the Proprietary Rights of any other person or entity.

      2.14 Material Agreements. The Disclosure Schedule contains a complete and accurate list of all agreements, understandings, instruments, contracts, and proposed transactions to which the Company is a party or by which it is bound which may involve obligations (contingent or otherwise) of payments by the Company in excess of $200,000, or in the case of payments to the Company, in excess of $1,000,000, or which require performance for a period longer than one year. Except for agreements explicitly contemplated hereby or referred to herein, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, or affiliates, and none of such individuals or entities has any interest in or is a party to any such agreement, understanding, or proposed transaction. The Company is not a party to nor is it bound by any contract, agreement, or instrument which could have a Material Adverse Effect on its business as now conducted or as proposed to be conducted.

      2.15 Changes. Except as otherwise contemplated hereby, since July 31, 1996 there has not been:

            (a) any material adverse change in the financial condition, assets, liabilities, earnings, business or prospects (including any decrease in backlog) of the Company ("Material Adverse Change"), or any damage, destruction or loss to any asset of the Company, whether or not covered by insurance, which could have a Material Adverse Effect;

            (b) any waiver by the Company of a valuable right or of a material debt owed to it;

            (c) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

            (d) any change or amendment to a material contract or arrangement by which the Company or any of its properties or assets is bound or subject;

            (e) any change in any compensation arrangement or agreement with any Key Employee (as defined below) of the Company;

            (f) any change in the assets, liabilities, financial condition or operations of the Company, except changes in the ordinary course of business which could not have a Material Adverse Effect;

            (g) any change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;


                                       5.
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            (h)   any declaration or payment of any dividend or other
distribution of earnings or assets of the Company or the adoption or consideration of any plan or arrangement with respect thereto;

            (i) any resignation or termination of employment of any Key Employee of the Company or, to the best of the Company's knowledge, any plans with respect thereto; or

            (j) any other event or condition of any character which could have a Material Adverse Effect.

      2.16 Employee and Related Matters. The Disclosure Schedule contains a complete list of all contracts, commitments and arrangements, whether written or oral, express or implied, with any employee and a list of all of the Company's Employee Benefit Plans, as such term is defined in the Employee Retirement Income Security Act of 1974, as amended. The Company is not a party to any contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company's knowledge has sought, to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company's knowledge threatened, nor is the Company aware of any labor organization activity involving the Company's employees. The Company is not aware of any officer or key employee, or any group of officers or key employees, that intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as otherwise provided in any employment agreement listed in the Disclosure Schedule, the employment of each employee by the Company is terminable at the will of the Company. Any person who renders services for or to the Company and is treated for tax purposes as independent contractor has been properly classified as such for tax purposes. The Company has complied with all applicable federal and state laws and regulations concerning payroll withholding. No employee of the Company is in violation of any term of any employment contract, confidentiality agreement or any other contract or agreement relating to the relationship of such employee with the Company or, to the best of the Company's knowledge, any other party, because of the nature of the business now conducted or proposed to be conducted by the Company.

      2.17 Taxes. The Company has validly elected to be treated as a subchapter S corporation for federal and state tax purposes and has taken all action necessary to ensure such treatment since January 1, 1991. Each Shareholder has and continues to meet the definition of a permitted shareholder of a subchapter S corporation as provided in Section 1361 of the Internal Revenue Code (the "IRC"). The Company has timely filed all federal, state and other tax returns required to have been filed and has paid all taxes which have become due and payable. The Company has not been advised that any of its returns, federal, state or other, have been or are being audited. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Company, nor are there any actions, suits, proceedings or claims now pending against the Company in respect of any tax or assessment. There is no pending or, to the best of the Company's


                                       6.
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knowledge, threatened investigation of the Company by any federal, state, foreign or local authority relating to any taxes or assessments, or any claims for additional taxes or assessment's asserted by any such authority.

      2.18 Insurance. The Disclosure Schedule includes a list of all insurance policies held by the Company and in effect as of the date hereof.

      2.19 Conflict of Interest. Neither the Company nor, to the best of the Company's knowledge, its officers and directors, has an interest, either directly or indirectly, in any entity, including, without limitation, any corporation, partnership, joint venture, proprietorship, firm, licensee, business or association (whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant or otherwise) that currently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business of the Company as now conducted or as proposed to be conducted, (ii) is a supplier, customer or creditor of the Company, or has an existing contractual relationship with any of the Company's employees, or (iii) has any direct or indirect interest in any property or asset, real or personal, tangible or intangible, of the Company.

      2.20 Minutes. The copies of the minute books of the Company provided to Investors contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

      2.21 Disclosure. Neither this Agreement nor any of the Schedules and Exhibits attached hereto nor any certificate furnished to Investors by or on behalf of the Company or the Shareholders in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

3. REPRESENTATIONS AND WARRANTIES OF INVESTORS. Investors hereby jointly and severally represent and warrant to the Company and the Shareholders as follows:

      3.1 Authorization. Each Investor has full power and authority to enter into this Agreement and the Investors' Rights Agreement. All action on the part of such Investor which is necessary for the authorization, execution, delivery and performance of this Agreement and the Investors' Rights Agreement has been taken or will be taken prior to the Closing. This Agreement constitutes, and the Investors' Rights Agreement will constitute, when executed, the valid and legally binding obligation of Investors, enforceable in accordance with its terms.

      3.2 Purchase for Investor's Own Account. Each Investor is acquiring the Shares for investment and for such Investor's own account, and not with a view to the resale or distribution of any part thereof.


                                       7.
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      3.3   Investment Experience. Each Investor is experienced in investing in securities of companies such as the Company and can evaluate and bear the economic risk of such Investor's investment.

      3.4 Accredited Investor. Each Investor is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

      3.5 Restricted Securities. Each Investor understands that the Shares will be characterized as "restricted securities" under the federal securities laws. Such Investor acknowledges that the certificates and instruments evidencing the Shares will bear the following legend:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES AND MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.

      3.6 Qualified Subchapter S Corporation Shareholder. Each Investor meets the definition of a permitted shareholder of a subchapter S corporation as provided in Section 1361 of the IRC.

      3.7 Disclosure of Information. Each Investor believes such Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the purchase of the Common Stock contemplated hereunder. The foregoing, however, does not limit or modify the representations and warranties of the Company and the Shareholders in Section 2 of this Agreement or the right of Investors to rely thereon.

4.    COVENANTS.

      4.1 Conduct of the Company Prior to the Closing. From and after the date of this Agreement until the Closing, except as contemplated by this Agreement, the Company shall conduct its business in the ordinary course and shall not:

            (a)   waive any valuable right or any material debt owed to it;

            (b) satisfy or discharge any lien, claim or encumbrance or pay any obligation, except in the ordinary course of business;

            (c) change or amend any material contract or arrangement by which the Company or any of its properties or assets is bound or subject.


                                       8.
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            (d)   change any compensation arrangement or agreement with any Key
Employee of the Company;

            (e) effect any change in the assets, liabilities, financial condition or operations of the Company, except changes in the ordinary course of business which would not have a Material Adverse Effect.

            (f) create any contingent obligation by way of guaranty, endorsement, indemnity, warranty or otherwise, except in the ordinary course of business;

            (g) declare or pay any dividend or other distribution of assets or earnings or adopt or consider any plan or arrangement with respect thereto; or

            (h) issue any shares of capital stock or any options, warrants, convertible securities or other rights to acquire capital stock without Investors' consent.

      4.2 Access to Information and Documents. From and after the date of this Agreement, the Company shall give Investors and Investors' attorneys, accountants and other representatives full access to its properties, documents, books and records and shall furnish Investors with such information concerning the Company as Investors may reasonably request. Investors hereby covenant and agree to hold any and all such information obtained from the Company in strict confidence and not to disclose such information to any third party without the Company's consent, which consent shall not be unreasonably withheld; provided, however, that Investors may disclose such information to its partners, affiliates, attorneys and accountants.

      4.3 Best Efforts to Satisfy Closing Conditions. The Company and the Shareholders shall use their respective best efforts to cause the conditions set forth in Section 5 hereof to be satisfied as soon as practicable following the execution hereof.

      4.4 Compensation for 1996. Subject to compliance with Section 4.5, compensation for employees of the Company for 1996 shall be determined in a manner consistent with the manner in which such compensation was determined in 1994 and 1995.

      4.5 Distributions to Shareholders and Investors for 1996. On or prior to December 31, 1996, the Company shall distribute to its shareholders, including Investors, an aggregate amount equal to 26.5% of the amount computed by the Company as the Net For Dividend amount for 1996, such computation to be made in a manner consistent with the computation of such amount in 1994 and 1995.

      4.6 Sale of Company Aircraft. Within 30 days after the Closing, the Company shall sell its Hawker and Commander Aircraft (collectively, the "Company Aircraft") to a company to be formed by Steven S. Myers and his wife for a purchase price equal to the fair market value of the Company Aircraft. The purchase price shall be paid by assuming all indebtedness related


                                       9.
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to the Company Aircraft plus a two year promissory note in a principal amount equal to the difference between such indebtedness and such fair market value (the "Purchase Price").

      4.7 Key Man Life Insurance. Within 30 days following the Closing, the Company shall purchase guaranteed renewable, key man term life insurance policies, each in a policy amount of $2,000,000, insuring the life of Steven Myers and the life of Ken Colbaugh and naming the Company as the beneficiary.

5. CONDITIONS OF INVESTORS' OBLIGATIONS. The obligation of Investors to purchase the Shares is subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

      5.1 Representations and Warranties. The representations and warranties of the Company and the Shareholders contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

      5.2 Performance. The Company and the Shareholders shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing.

      5.3 No Material Adverse Change. There shall have occurred no Material Adverse Change.

      5.4 No Indebtedness for Borrowed Money. The Company shall have no indebtedness for borrowed money, except for indebtedness related to the Company Aircraft and indebtedness in an amount not to exceed $100,000.

      5.5 Closing Certificate. The Company and Steven S. Myers shall have executed and delivered to Investors a certificate confirming the satisfaction of the conditions set forth in Sections 5.1, 5.2, 5.3 and 5.4 hereof.

      5.6 Completion of Due Diligence Investigation. Investors shall have completed their due diligence investigation to their reasonable satisfaction.

      5.7 Completion of Audit and Review by KPMG. The Company shall have retained KPMG Peat Marwick LLP ("KPMG") to perform, and KPMG shall have completed, (i) an audit of the Company's financial statements for the year ended December 31, 1994 and for the year ended December 31, 1995 and (ii) a review of the Company's financial statements for the seven-month period ended July 31, 1996, and such audit and review shall not differ materially from the Financial Statements. In connection with its audit and review of the Company's financial statements, KPMG shall have also delivered a separate detailed analysis of all expenses related to the use or ownership of the Company Aircraft for all periods covered by the financial statements described above. KPMG shall have also delivered a separate letter rendering its


                                      10.
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professional opinion that the Collart Family Living Trust, the Ronald and Linda
Hunn Trust dated February 26, 1990 and the Heinsheimer Living Trust dated July 17, 1968, each satisfy and have continually satisfied the requirements of a permitted shareholder of a subchapter S corporation under Section 1361 of the IRC during all times that such trusts have been shareholders of the Company.

      5.8 The Investors' Rights Agreement. The Company and the Shareholders shall have executed and delivered the Investors' Rights Agreement, a copy of which is attached hereto as Exhibit A.

      5.9 Bylaws. The Bylaws of the Company shall have been amended to be consistent with the requirements of the Investors' Rights Agreement, including such amendments as may be necessary to provide for a Board of Directors of the Company consisting of five (5) persons.

      5.10 Waiver of Rights Under Shareholder Buy-Out Agreements. The Company and the Shareholders shall have waived in writing all of their respective rights under the Shareholders' Buy-Out Agreements dated January 1, 1993 and January 1, 1995, as amended (the "Buy-Out Agreements"), with respect to the sale of the Shares as provided herein.

      5.11 Opinion of Company Counsel. Investors shall have received a legal opinion from Rutan & Tucker, LLP in form and substance reasonably satisfactory to Investors and its legal counsel, which specifically includes an opinion that the Steven S. Myers Trust dated March 27, 1986, the Paula Kathryn Mathis Trust dated August 28, 1986, the Steven S. Myers and Paula K. Mathis Revocable Trust, dated June 24, 1992 and the K. and R. Colbaugh Revocable Trust dated September 1, 1994, each satisfy the requirements of a permitted shareholder of a subchapter S corporation under Section 1361 of the IRC.

      6. CONDITIONS OF THE COMPANY'S AND THE SHAREHOLDERS' OBLIGATIONS. The obligation of the Shareholders to sell the Shares is subject to the fulfillment on or before the Closing of each of the following conditions by Investors:

      6.1 Representations and Warranties. The representations and warranties of Investors contained in Section 3 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

      6.2 Performance. Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing.

      6.3 Closing Certificate. Investors shall have executed and delivered to the Company and the Shareholders a certificate confirming the satisfaction of the conditions set forth in Sections 6.1 and 6.2 hereof.


                                      11.
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      6.4   Waiver of Rights Under the Buy-Out Agreements. The Company and the
Shareholders shall have waived in writing all of their respective rights under the Buy-Out Agreements with respect to the sale of the Shares as provided herein.

      6.5 Opinion of Investors' Counsel. The Company shall receive a legal opinion from Riordan & McKinzie in the form and substance reasonably satisfactory to the Company and its legal counsel, which is limited to an opinion that the RB Trust dated June 28, 1993 satisfies the requirements of a permitted shareholder of a subchapter S corporation under Section 1361 of the IRC.

7.    INDEMNIFICATION.

      7.1 Indemnification of the Company and the Shareholders. Whether or not the transactions contemplated by this Agreement are consummated, Investors jointly and severally agree to indemnify and hold the Company and the Shareholders harmless from any and all losses, claims, damages, liabilities, costs, attorneys' fees and other expenses of every nature incurred or suffered by them as a result of, arising out of, or related to any (i) breach by Investors of any representation, warranty or covenant contained in this Agreement, or (ii) claim by any person or entity for any commission or compensation in the nature of a finders' fee for which Investors are responsible.

      7.2 Indemnification of Investors. Whether or not the transactions contemplated by this Agreement are consummated, the Company and the Shareholders jointly and severally agree to indemnify and hold Investors harmless from any and all losses, claims, damages, liabilities, costs, attorneys' fees and other expenses of every nature incurred or suffered by Investors as a result of, arising out of, or related to (i) any breach by the Company or the Shareholders of any representation, warranty or covenant contained in this Agreement, provided, however, that Investors shall have no remedy for any breach by the Company of Section 4.6, except as set forth in Section 8.3 below, (ii) the operation of the Company prior to the Closing, (iii) a determination that the Company is taxable under subchapter C of the Internal Revenue Code for any period prior to the Closing, (iv) the distribution of any accumulated earnings and profits or the recognition of any built-in gains or other tax liabilities resulting from the Company's transition from a subchapter C corporation to a subchapter S corporation in 1991, (v) any adjustments to the Company's liability for taxes as set forth on the Company's tax returns as filed for periods prior to the Closing and/or any adjustments to the Company's liability for taxes as set forth on its books and records (based on past practices) for the current period, including the day of the Closing, which adjustments result in additional taxes, interest, penalties and/or any related costs or expenses or (vi) any claim by any person or entity for any commission or compensation in the nature of a finders' fee for which the Company or the Shareholders are responsible.


                                      12.

      7.3 Amount Limitation. No party shall be entitled to compensation for any claim against another party, whether by indemnification or otherwise, unless the aggregate of such party's claims pursuant to this Agreement exceed $100,000, and then only to the extent of such excess.

8.    CERTAIN POST-CLOSING TRANSACTIONS.

      8.1 Debt Financed Recapitalization. Within 120 days after the Closing, the Company shall use its best efforts to enter into one or more credit facilities (collectively, the "New Credit Facility"), on terms acceptable to both the Company and Investors. Investors shall assist the Company in identifying appropriate lenders and in negotiating the terms of the New Credit Facility. The terms and conditions of the New Credit Facility shall permit the Company to use up to $10.0 million in borrowings thereunder to purchase outstanding shares of Common Stock pursuant to a purchase offer made in accordance with this Section 8.1; provided, however, that in the event the Company Aircraft have not been sold as contemplated by Section 4.6 prior to the date on which the first such purchase offer is announced, the aggregate amount of borrowings which may be used to purchase shares of Common Stock pursuant to this Section 8.1 shall be limited to an amount equal to $10.0 million minus the indebtedness related to the Company Aircraft outstanding on the Closing Date. (The amount available to fund such purchase offer as provided in the preceding sentence is referred to below as the "Maximum Purchase Consideration.") Promptly after obtaining the New Credit Facility, the Company shall offer, in writing, to purchase from its shareholders, including each Investor, for a purchase price equal to Investors Effective Price (as such term is defined below), an aggregate number of shares of Common Stock (the "Maximum Number of Purchased Shares") such that, if all such shares were to be purchased at such price, the Maximum Purchase Consideration would be required to fund such purchase. (For example, if the Maximum Purchase Consideration is $10.0 million and Investors Effective Price is $37.3223, then the Company shall offer to purchase up to 267,936 shares of Common Stock.) To the extent more shares are tendered to the Company in response to such purchase offer than the Maximum Number of Purchased Shares, the Company shall purchase shares from each tendering shareholder in accordance with such tendering shareholder's ownership of Common Stock as compared to the ownership of Common Stock by all tendering shareholders. In the event the Company is, for any reason, unable to make a purchase offer in an amount equal to the Maximum Purchase Consideration, then the Company shall make successive purchase offers as described above as and when it is able to do so until the total consideration paid by the Company in connection with such purchase offers equals the Maximum Purchase Consideration. As used in this Section 8, the term Investors Effective Price shall initially mean $37.3223 per share, which amount
(i) shall be adjusted appropriately in the event of any stock split, stock dividend or stock combination and (ii) shall be reduced in the event of the transfer of any additional shares pursuant to Section 8.2 or Section 8.3 prior to any purchase offer pursuant to this Section 8.1 to an amount computed by dividing $5.0 million by the total number of shares held by Investors as a group after such transfer or transfers.

      8.2 Transfer of Additional Shares Upon Sale of Company Aircraft. Within thirty (30) calendar days following the sale or transfer of the Company Aircraft and termination of all


                                      13.

obligations with respect thereto, the Shareholders shall transfer additional shares of Common Stock to Investors pro rated in accordance with the shares sold pursuant hereto so as to achieve the result that all of the economic consequences associated with the Company Aircraft, including, any taxation imposed on such sale, will be economically borne by the Shareholders as if the Company had not owned the Company Aircraft and had not been subject to the obligations with respect thereto on and after the Closing.

        8.3 Transfer of Additional Shares if Company Aircraft Not Sold. In the event the indebtedness related to the Company Aircraft is not assumed by a purchaser of the Company Aircraft, as contemplated by Section 4.6 above, prior to December 31, 1996, then Investors shall be entitled to receive from the Shareholders an additional number of shares of Common Stock such that, had such transfer been effected as of the Closing Date, Investors' aggregate holdings of Common Stock as of the Closing Date would have represented a percentage of the outstanding shares of Common Stock equal to $5.0 million divided by ($43.75 million minus the amount of all indebtedness related to the Company Aircraft outstanding as of the Closing Date). Such transfers shall be made by each Shareholder pro rata in accordance with such Shareholder's ownership interest in the Company and to each Investor pro rata in accordance with such Investor's ownership interest in the Company and shall be effected no later than January 10, 1997.

9.      MISCELLANEOUS.

        9.1 Termination. This Agreement may be terminated by the Company (acting on its own behalf and on behalf of the Shareholders) or by the Trustee (acting on its own behalf and on behalf of the other Investors) on written notice to the other party in the event the Closing hereunder has not occurred prior to September 30, 1996; provided, however, that no party hereto shall have the right to terminate this Agreement pursuant to this Section 9.1 if the Closing has not occurred due to the failure of such party to satisfy a condition to any other party's obligations hereunder.

        9.2 Survival of Warranties. The representations, warranties and covenants contained in or made pursuant to this Agreement shall survive beyond the Closing and shall continue in effect until the expiration of two years following the execution and delivery of this Agreement and shall in no way be affected by any investigation made by or on behalf of any party, except that claims based on the representations and warranties in Section 2.17 may be made at any time before the expiration of the statute of limitations (including any extension, waiver, or tolling thereof) applicable to the tax liabilities referred to in Section 2.17.

        9.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

        9.4 Governing Law. This Agreement shall be interpreted and enforced in accordance with, and its validity and performance shall be governed by, the laws of the State of California without regard to its principles of choice of law.

                                       14.

         9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

         9.7 Notices. Unless otherwise expressly provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) by telecopier at the number indicated for such party on the signature page hereof upon receipt of confirmation thereof, (ii) upon personal delivery to the party to be notified or (iii) four (4) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof. Any party may change such party's notice address and telecopy number by written notice given to the other parties in accordance with this Section 9.7.

        9.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the party against which such amendment or waiver is to be enforced.

        9.9 Expenses. In the event the transactions contemplated by this Agreement are consummated, the Company will bear all of the costs and expenses incurred by the Company, the Shareholders and Investors with respect to the negotiation, execution, delivery and performance of this Agreement and the documents contemplated hereby, except that the Company shall not bear costs and expenses related to the fees of Riordan & McKinzie and Deloitte & Touche in excess of $35,000. In the event the transactions contemplated by this Agreement are not consummated for any reason, the parties shall bear their own costs and expenses; provided, however, that Investors shall reimburse the Company for amounts paid to KPMG for the work performed in the audit and review of the Company's financial statements contemplated by Section 5.7 hereof, unless Investors elect not to consummate the transactions contemplated hereby due to material differences between the financial statements provided to Investors under Section 5.7 and those provided under Section 2.5.

        9.10 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        9.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with regard to the subject matter hereof and thereof.

                                       15.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

  "INVESTORS"                                THE "COMPANY"

                                            STEVEN MYERS & ASSOCIATES, INC.

  /s/  J. CHRISTOPHER LEWIS
-------------------------------------
J. Christopher Lewis, Trustee of       By:
  the RB Trust Dated June 28, 1993        ---------------------------------
                                           Steven S. Myers, President and
                                           Chief Executive Officer



                                           Address:
  /s/ J. CHRISTOPHER LEWIS                 1301 Dove Street, 7th Floor
-------------------------------------      Newport Beach, CA 92660
  J. CHRISTOPHER LEWIS                     Telecopier No.: (714) 975-1624



                                            THE "SHAREHOLDERS"

  /s/  PATRICK C. HADEN
------------------------------------
  PATRICK C. HADEN


  Address:
  300 S. Grand Ave., 29th Floor        -----------------------------------------
  Los Angeles, California 90071        Steven S. Myers, Co-trustee of the Steven
  Telecopier No.: (213) 229-8597       Myers and Paula Mathis Revocable Trust,
                                       Dated June 24, 1992


                                       -----------------------------------------
                                       Paula K. Myers, Co-trustee of the Steven
                                       Myers and Paula Mathis Revocable Trust,
                                       Dated June 24, 1992

                                       Address:
                                       5 Summit
                                       Irvine, CA 92612
                                       Telecopier No.:



                                       Telecopier No.:

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]



                                       16.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"INVEST0RS"                           THE "COMPANY"

                                      STEVEN MYERS & ASSOCIATES, INC.


-----------------------------------
J. Christopher Lewis, Trustee of      By:  /s/ STEVEN S. MYERS
the RB Trust Dated June 28, 1993         ---------------------------------------
                                         Steven S. Myers, President
                                         Chief Executive Officer

                                         Address:
                                         1301 Dove Street, 7th Floor
---------------------------------        Newport Beach, CA 92660
J. CHRISTOPHER LEWIS                     Telecopier No.: (714) 975-1624

                                         THE "SHAREHOLDERS"

---------------------------------
PATRICK C. HADEN

Address:                                  /s/ STEVEN S. MYERS
300 S. Grand Ave., 29th Floor           ---------------------------------------
Los Angeles, California 90071           Steven S. Myers, Co-trustee of the
Telecopier No.: (213) 229-8597          Steven Myers and Paula Mathis Revocable
                                        Trust, Dated June 24, 1992

                                         /s/ PAULA K. MYERS
                                        ----------------------------------------
                                        Paula K. Myers, Co-trustee of the Steven
                                        Myers and Paula Mathis Revocable Trust,
                                        Dated June 24, 1992

                                        Address:
                                        5 Summit
                                        Irvine, CA 92612
                                        Telecopier No.: 854-4563





                                        Telecopier No.:


                     (SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                       16.

                                          /s/ KENNETH W. COLBAUGH
                                        ----------------------------------------
                                        Kenneth W. Colbaugh, Co-trustee of the
                                        K. and R. Colbaugh Revocable Trust
                                        Dated September 1, 1994


                                          /s/ ROBIN E. COLBAUGH
                                        ----------------------------------------
                                        Robin E. Colbaugh, Co-trustee of the
                                        K. and R. Colbaugh Revocable Trust
                                        Dated September 1, 1994

                                        Address:

                                        Telecopier No.:



                                        ----------------------------------------
                                        Ronald Hunn, Co-trustee of the Ronald
                                        and Linda Hunn Trust Dated February 26,
                                        1990




                                        ----------------------------------------
                                        Linda Hunn, CO-Trustee of the Ronald
                                        and Linda Hunn Trust Dated February 26,
                                        1990

                                        Address:

                                        Telecopier No.:

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                       17.

                                        ----------------------------------------
                                        Kenneth W. Colbaugh, Co-trustee of the
                                        K. and R. Colbaugh Revocable Trust
                                        Dated September 1, 1994




                                        ----------------------------------------
                                        Robin E. Colbaugh, Co-trustee of the
                                        K. and R. Colbaugh Revocable Trust
                                        Dated September 1, 1994

                                        Address:

                                        Telecopier No.:

                                         /s/ RONALD HUNN
                                        ----------------------------------------
                                        Ronald Hunn, Co-trustee of the Ronald
                                        and Linda Hunn Trust Dated February 26,
                                        1990


                                         /s/ LINDA HUNN
                                        ----------------------------------------
                                        Linda Hunn, Co-trustee of the Ronald
                                        and Linda Hunn Trust Dated February 26,
                                        1990

                                        Address:

                                        Telecopier No.:

                     (SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                       17.

                                         /s/ THOMAS F. HEINSHEIMER
                                        ----------------------------------------
                                        Thomas F. Heinsheimer, Trustee of the
                                        Heinsheimer Living Trust Dated July 17,
                                        1968

                                        Address:

                                        Telecopier No.:


                                        ----------------------------------------
                                        JOHN W. MONTGOMERY



                                        ----------------------------------------
                                        DIAN Y. MONTGOMERY


                                        Address:

                                        Telecopier No.:



                                        ----------------------------------------
                                        CHARLES A. CULLIAN


                                        Address:

                                        Telecopier No.:

                     (SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                       18.

                                        ----------------------------------------
                                        Thomas F. Heinsheimer, Trustee of the
                                        Heinsheimer Living Trust Dated July 17,
                                        1968


                                        Address:


                                        Telecopier


                                         /s/ JOHN W. MONTGOMERY
                                        ----------------------------------------
                                        JOHN W. MONTGOMERY


                                         /s/ DIAN Y. MONTGOMERY
                                        ----------------------------------------
                                        DIAN Y. MONTGOMERY


                                        Address

                                        Telecopier No.:



                                        ----------------------------------------
                                        CHARLES A. CULLIAN



                                        Address:


                                        Telecopier No.:

                     (SIGNATURES CONTINUE ON FOLLOWING PAGE]

                                       18.

                                        ----------------------------------------
                                        Thomas F. Heinsheimer, Trustee of the
                                        Heinsheimer Living Trust Dated July 17,
                                        1968



                                        Address:

                                        Telecopier No.:



                                        ----------------------------------------
                                        JOHN W. MONTGOMERY



                                        ----------------------------------------
                                        DIAN Y. MONTGOMERY



                                        Address:



                                        Telecopier No.:

                                        /s/ CHARLES A. CULLIAN
                                        ----------------------------------------
                                        CHARLES A. CULLIAN


                                        Address:

                                        Telecopier No.:

                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]



                                      18.

                                           /s/ RICHARD E. COLLART
                                         ---------------------------------------
                                         Richard E. Collart, Co-trustee of the
                                         Collart Family Living Trust


                                           /s/ MARGARET S. COLLART
                                         ---------------------------------------
                                         Margaret S. Collart, Co-trustee of the
                                         Collart Family Living Trust

                                         Address:

                                         Telecopier No.:



                                         ---------------------------------------
                                         KENNETH M. WISEHART




                                         ---------------------------------------
                                         HOLLY ANN WISEHART



                                         Address:

                                         Telecopier No.:




                                         ---------------------------------------
                                         AJAYKUMAR K. PATEL




                                         ---------------------------------------
                                         ELIZABETH ANN STILLMAN



                                        Address:

                                        Telecopier No.:

                                       19.

                                         ---------------------------------------
                                         Richard E. Collart, Co-trustee of the
                                         Collart Family Living Trust





                                         ---------------------------------------
                                         Margaret S. Collart, Co-trustee of the
                                         Collart Family Living Trust



                                         Address:

                                         Telecopier No.:



                                          /s/ KENNETH M. WISEHART
                                         ---------------------------------------
                                          KENNETH M. WISEHART


                                          /s/ HOLLY ANN WISEHART
                                         ---------------------------------------
                                         HOLLY ANN WISEHART

                                         Address:

                                         Telecopier No.:


                                          /s/ AJAYKUMAR K. PATEL
                                         ---------------------------------------
                                         AJAYKUMAR K. PATEL


                                         /S/ ELIZABETH ANN STILLMAN
                                         ---------------------------------------
                                         ELIZABETH ANN STILLMAN

                                         Address:

                                         Telecopier No,.:



                                       19.